Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 2021 relating to the financial statements of JBG SMITH Properties and the effectiveness of JBG SMITH Properties’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of JBG SMITH Properties for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, VA

June 30, 2021